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                                                                   EXHIBIT 10.29

THIS INSTRUMENT IS SUBJECT TO THE FIRST AMENDED AND RESTATED SUBORDINATION AGREEMENT DATED AS OF JANUARY 22, 1996, AMONG THE MAKER, THE PAYEE AND THE FIRST NATIONAL BANK OF BOSTON, WHICH AMONG OTHER THINGS, SUBORDINATES THE MAKER'S OBLIGATIONS HEREUNDER TO THE PRIOR PAYMENT OF CERTAIN OBLIGATIONS OF THE MAKER TO THE HOLDERS OF SENIOR OBLIGATIONS AS DEFINED THEREIN.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE PLEDGED, HYPOTHECATED, TRANSFERRED, OFFERED FOR SALE OR SOLD EXCEPT PURSUANT TO A REGISTRATION UNDER SAID ACT OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE PAYOR, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

                        10% NON-NEGOTIABLE SUBORDINATED
                                PROMISSORY NOTE

$1,235,000                                                      January 22, 1996
                                                           Boston, Massachusetts


     FOR VALUE RECEIVED, the undersigned, SUBURBAN OSTOMY SUPPLY CO. INC., a Massachusetts corporation (the "Payor"), hereby promises to pay to Michael J. Quinn (the "Holder"), the principal amount of One Million Two Hundred Thirty Five Thousand Dollars ($1,235,000), payable on the terms specified below. This Promissory Note (the "Note") is executed and delivered on this date in connection with the purchase by the Payor of seven hundred fifty (750) shares of common stock of St. Louis Ostomy held by the Holder, all as is more fully described in a certain Stock Purchase Agreement relating to the purchase of St. Louis Ostomy Distributors, Inc. by the Payor, dated as of January 22, 1996 (the "Purchase Agreement").

     1.   Payment of Principal.  Subject to Sections 5 and 7 hereof, the
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principal amount of this Note shall be payable on: $123,500 shall be payable on each of January 22, 1997 and January 22, 1998, and $329,333.33 shall be paid on each of January 22, 1999, January 22, 2000, and January 22, 2001. In the event of consummation of a sale of securities of the Payor pursuant to a registration statement filed under the Securities Act of 1933, as amended, the outstanding principal amount of this Note shall be prepaid in full; provided that in such event an amount equal to the principal amount so prepaid shall be placed in an escrow account to be maintained on terms reasonably acceptable to Mr. Quinn and the Payor until expiration of Mr. Quinn's indemnification obligations under the Purchase Agreement.

     2.   Interest.  Interest shall accrue on the outstanding principal amount
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hereof, commencing on the date hereof and continuing until the date of payment in full, at the rate of ten percent (10%) per annum, based on the actual number of days elapsed over a 360-day year, and shall be payable quarterly in arrears, on the last days of March, June, September and
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December of each year, commencing on March 31, 1996. In the event of an Event of
Default as herein defined, the interest rate shall increase to twelve percent (12%) until such Event of Default is cured.

     3.   Manner of Payment.  All payments shall be made in lawful money of the
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United States of America in immediately available funds and shall be made at the address of the Holder for receiving notices hereunder or at such other address as the holder may designate for payments hereunder by notice given to the Payor.

     4.   Prepayment.  The principal indebtedness represented by this
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Subordinated Promissory Note together with all unpaid accrued interest thereon may be prepaid at any time, and from time to time, without any prepayment premium or penalty, in whole or in part upon ten (10) days notice to the Holder, without prior written consent of the Holder.

     5.   Subordination.  Payment of principal and interest under this
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Promissory Note shall in all events be subject to the terms of a First Amended and Restated Subordination Agreement dated as of January 22, 1996, as the same may be amended from time to time in accordance with its terms (the "Subordination Agreement").

     6.   Default; Remedy.  Subject to the terms and conditions of the
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Subordination Agreement, upon the occurrence of an Event of Default pursuant to
Section 6(a) hereof, the Holder may by written notice to the Payor declare this Note to be in default, whereupon the unpaid balance of the principal of this Note and all accrued interest thereon shall immediately become due and payable. Subject to the terms and conditions of the Subordination Agreement, upon the occurrence of an Event of Default described in Section 6(b) or 6(c), the unpaid balance of the principal amount of this Note and all accrued interest thereon shall automatically become immediately due and payable without action on the part of the Holder. If within five (5) business days following such declaration of default under Section 6(a) or automatic default under Section 6(b), or 6(c) the Payor shall fail to pay promptly in full the unpaid balance of this Note and all interest accrued thereon, subject to the Subordination Agreement, the Holder shall be entitled to pursue all such remedies as he may have, at law or in equity, for the enforcement and collection hereof, and to receive in addition to such principal and interest all costs of collection (including reasonable attorney's fees). For the purpose of this Note, an "Event of Default" shall consist only of one or more of the following:

     (a) The Payor shall fail to make any payment of principal when due or payment of interest within five (5) days of when due;

     (b) The Payor shall file a voluntary petition for an order or relief under the federal Bankruptcy Code or shall file a petition for relief from creditors under any applicable state law; or

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     (c)  There shall be filed against the Payor an involuntary petition for an order of relief under the federal Bankruptcy Code or under any state law relating to relief of creditors, and such involuntary petition shall not have been removed or stayed within 60 days thereafter.


     7.   Set-off.  The Payor, upon written notice to the Holder of a claim for
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indemnification as provided in Section 8.7 of the Purchase Agreement and final determination of such claim in favor of the Payor, may reduce the principal of this Subordinated Promissory Note or any interest payments or payment of principal hereunder, at Payor's election, by the amount to which it is entitled pursuant to such favorable determination of a claim for indemnification. If such a claim has been made but not yet finally adjudicated, then payments of principal otherwise payable hereunder may be withheld pending such adjudication.

     8.   Transfer.  Neither this Note nor any interest herein may be
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transferred or endorsed to any other party, except that, subject to the right of set-off, the Holder may transfer this Note by way of gift to any of his lineal descendants or to a trust for the benefit of his lineal descendants. Neither this Note nor any interest herein has been registered under the Securities Act of 1933, as amended, or any applicable state securities laws.

     9.   Note to Bear Legend.  This Note and any subsequent Note issued in
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replacement hereof or any interest therein shall bear the following legend:

     "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE PLEDGED, HYPOTHECATED, TRANSFERRED, OFFERED FOR SALE OR SOLD EXCEPT PURSUANT TO A REGISTRATION UNDER SAID ACT OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE PAYOR, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT."

     10.  Miscellaneous.
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     (a)  This Note shall be binding upon and inure to the benefit of the Holder hereof and his permitted successors and assigns. This Note shall be binding upon the Payor and any successor to the principal business interests of the Payor, whether by merger or otherwise.

     (b) Any notice, request or communication pursuant to this Note shall be deemed duly given as provided in the Purchase Agreement.

     (c) Except as otherwise provide herein, the Payor hereby waives presentment, demand, protest, and notice of every kind in connection with the enforcement and collection of this Note.

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     (d)  The execution, delivery and performance of this Note shall be governed and construed in accordance with the laws of The Commonwealth of Massachusetts without giving effect to the conflict of laws provisions thereof.

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                                        SUBURBAN OSTOMY SUPPLY CO., INC.



ATTEST:                                 By: /s/ Herbert P. Gray
       -------------------------------     ----------------------------------
                                        Name:

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